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                                     October _9, 1998            Exhibit 10.10


                                     September 25, 1998


Mr. Brian Obie
Chairman and CEO
OBIE Media Corporation
P.O. Box 1356
Eugene, OR 97440


                    Re:  Tri-Met Advertising Contract No. 94-0025R

Dear Mr. Obie:

     As you know, the Federal Transit Administration ("FTA") has directed the Tri-County Metropolitan Transportation District of Oregon ("Tri-Met") to resolicit its advertising contract and has denied our request to extend Tri-Met's current Contract No. 94-0025R with OBIE Media Corporation ("OBIE") (the "OBIE/Tri-Met contract") beyond five years. Pursuant to FTA's mandate, Tri-Met is in the process of developing a new Request for Proposal for Advertising Services; proposals will most likely be due on or around November 16, 1998, and a new contract will be awarded on or around January 1, 1999. The new contract will have an effective date of July 1, 1999.

     Over the last several weeks, OBIE and Tri-Met have held discussions attempting to resolve the issue of monetary damages incurred by OBIE because of this early termination. I am particularly pleased with the candor of your comments during these negotiations.

     In order to resolve this matter, Tri-Met makes the following offer to compromise and settle the disputed claims between OBIE and Tri-Met. Recognizing that any settlement is governed by the provisions of the OBIE/Tri-Met Contract, Tri-Met hereby makes the following offer to settle any and all claims that have been or may be made by OBIE in connection with the early termination of the OBIE/Tri-Met Contract:

     1. Tri-Met will pay OBIE the sum of $550,000 within 30 days of OBIE's acceptance of this offer,

     2.   The OBIE/Tri-Met Contract will terminate June 30, 1999.






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Mr. Brian Obie
September 25, 1998
Page two



     3. On July 1, 1999, OBIE will have the right to assign to Tri-Met OBIE's office lease for 4370 S.W. Macadam Avenue, Suite 201, Portland, Oregon 97201, and if OBIE exercises that right, Tri-Met will assume OBIE's lease, take occupancy of the office space, and indemnify OBIE for any obligations OBIE might have under that lease after June 30, 1999;

     4. OBIE will retain 100 percent of the revenues generated above the minimum guarantees for the contract years ending June 30, 1998 and June 30, 1999;

     5. OBIE shall transfer the AD Bench program and assets to Tri-Met on July 1, 1999 and Tri-Met shall pay OBIE $79,570.00;

     6. On July 1, 1999, OBIE shall assign and transfer to Tri-Met all contracts for advertising on Tri-Met vehicles or facilities which are in effect. Following such assignment and transfer, Tri-Met or its assignees shall pay to OBIE for a period of 1 year, 20% of the net billings received from such unexpired contracts that extend beyond June 30, 1999, as provided for in the OBIE/Tri-Met Contract;

     7. OBIE will retain the right to recover the unamortized portion of any production charges on any advertising contracts that extend beyond June 30, 1999, for a period up to one year, from Tri-Met or the successor contractor, when collected;

     8. This offer shall remain open until December 10, 1998, and may not be withdrawn prior to that time;

     9. Upon OBIE's acceptance of this office, and except for the obligations set forth in this letter, OBIE and Tri-Met hereby release and forever discharge each other and any and all of their present or former directors, officers, shareholders, attorneys, insurers, advisors, agents, employees, subcontractors, servants, representations, receivers, trustees, executors, administrators, predecessors, successors, transferees, express assignees and related entities, none of whom admit any liability, but each of whom expressly denies liability, of and from any and all claims, counterclaims, demands, actions, causes of action, damages, and demands for damages, expenses, interest, attorney fees, or compensation of any kind which OBIE or Tri-Met ever had, now has, or later may have, whether known or known or suspect or unsuspected, which in any way relates to the OBIE/Tri-Met Contract, and any and all such claims, if any, are hereby extinguished, and

     10. Upon OBIE's acceptance of this office of settlement, by its signature below, the terms of this letter shall constitute a binding settlement agreement between OBIE and Tri-Met.



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Mr. Brian Obie
September 25, 1998
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     I hope and am confident that we can reach a prompt and complete resolution of this matter and avoid lengthy litigation.


                                   Sincerely,


                                   /s/ Tom Walsh
                                   Tom Walsh
                                   General Manager

OBIE Media Corporation hereby accepts the terms of this settlement offer letter.





/s/ Brian B. Obie                       /s/ James W. Callahan
-----------------------------------  -----------------------------------
OBIE Media Corporation               OBIE Media Corporation
by Brian Obie, its Chairman and CEO  by James W. Callahan, its Treasurer and CFO

Date:  12-3-98                       Date:  12-3-98
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